Exhibit 99.1

Cycurion Reports 2025 Financial Results: Streamlining Costs While Investing in Next-Generation Technology Capabilities

MCLEAN, Va., April 01, 2026 (GLOBE NEWSWIRE) -- Cycurion, Inc. (Nasdaq: CYCU) (“Cycurion” or the “Company”), a trusted leader in IT cybersecurity and AI-driven solutions, today reports financial results for full year ended December 31, 2025 and provides a corporate update.

2025 – Year of Structural Transformation

•Recap: Following Cycurion’s public debut in February 2025, the Company navigated a challenging year characterized by curtailed government contract spending and delays in contract starts due to the 2025 federal government shutdown and DOGE efficiency initiatives, while successfully executing a comprehensive recapitalization and strategic repositioning to support long-term scaling
•Deleveraged Balance Sheet: Reduced net debt by over 70%, ending the year at just under $3 million compared to $10.5 million at year-end 2024
•Improved Liquidity: Over $5 million of cash at December 31, 2025
•Capital Structure Optimization: Streamlined the preferred capital stack, leaving just over 400,000 convertible shares outstanding
•Operational Efficiency: Implemented $2.2 million in annualized cost-savings initiatives in early 2026 to align the Company’s cost structure with the current operating environment

FY2025 Financial Summary

•Revenue: $15.1 million in FY2025, compared to $17.8 million in FY2024. Management attributes part of the year-over-year decline to contract timing delays resulting from the 2025 federal government shutdown and associated DOGE efficiency reviews; these headwinds are viewed as transitory. Management views 2025 headwinds as transitory with a positive outlook underpinned by its $112 million contracted backlog with a ~4-year weighted average life.
•Gross Profit: $1.6 million for FY2025 vs $3.6 million in FY2024. In support of its strategy to shift toward higher-margin recurring revenue, Cycurion increased investments in AI-enhanced technology and its ARx platform during 2025. Cycurion anticipates margin expansion in 2026 driven by a transition toward a higher-margin recurring revenue sales mix.
•Operating Expenses: $25.0 million, heavily impacted by $16.8 million in non-cash or non-recurring charges
◦$11.9 million in Business Combination expense
◦$3.9 million in Stock-Based Compensation expense
◦~$1.0 million in one-time SG&A expenses
•Net Income/(Loss): $(23.7) million in FY 2025, compared to $1.2 million in FY2024

Management Commentary

"2025 was a pivotal year for Cycurion as we became a public company in what was a generationally challenging year in government contracting,” said Kevin Kelly, CEO of Cycurion. “While contending with business headwinds in 2025 — including contract delays stemming from the 2025 federal government shutdown and DOGE efficiency initiatives — we successfully strengthened our balance sheet and enhanced liquidity to better position the Company for its next phase of growth. Earlier this year, we also implemented meaningful cost savings initiatives aimed at streamlining operational expenses. While maintaining cost discipline, we also accelerated targeted investments in AI-based technology to drive higher-margin recurring revenue from managed cybersecurity services and our ARx platform. With the addition of our new Chief Revenue Officer and an expanded sales force, our deal funnel focused on growing our higher-margin recurring revenue managed service and cybersecurity offerings remains robust. We expect to see a pick-up in revenue in the second half of 2026 as we begin to realize incremental revenue from contracts currently within our $112 million backlog going live. We also anticipate continuing to grow backlog as we convert our sales funnel to signed awards along with contribution from our recently announced acquisition expected to close in the second quarter."

About Cycurion, Inc.

Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. For more information, visit www.cycurion.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, statements regarding the anticipated closing of the offering; the Company’s anticipated use of proceeds from the offering; the acceleration of the Company’s inorganic growth strategy; the continued execution on the Company’s backlog; and other statements that are not historical facts, including statements which may be accompanied by words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the outcomes of the Company’s investigations, any potential legal proceedings, or the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.

Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com

Cycurion Media Relations:
(888) 341-6680
media@cycurion.com

2